UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street

Aurora, Illinois  60507

(Address of principal executive offices) (Zip code)

(630) 892-0202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on November 20, 2012, Duane Suits was appointed to the board of directors of Old Second Bancorp, Inc. (the “Company”) as a representative of the holders of the Company’s outstanding Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Series B”), which was originally issued to the United States Department of Treasury (“Treasury”) through the TARP Capital Purchase Program.  On May 15, 2014, the Company paid the outstanding dividends on the Series B, which terminated Mr. Suits’ directorship and decreased the number of directors on the board from eleven to ten.

On May 20, 2014, the board voted to increase its size from ten to eleven directors and to appoint Mr. Suits to fill the vacancy as a member of the class of directors to be elected by the holders of the Company’s common stock at the 2016 annual meeting.  Mr. Suits was also appointed to the Audit Committee.  Mr. Suits will continue to be compensated for his service as a director on the same basis as other non-employee directors of the Company, including retainers, board fees and chairperson fees, and the eligibility to receive stock-based awards and other compensation paid to the Company’s directors.

As previously disclosed, in connection with the Company’s public offering, the Company repurchased the Series B held by Mr. Suits on April 28, 2014, at a repurchase price of 94.75% of its liquidation value, or $947.50 per share.  Mr. Suits was required to waive his rights to any dividends on the Series B as part of the repurchase, including the right to any of the dividend paid by the Company on May 15, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2014, the Company held its annual meeting of stockholders. Of the 29,442,508 shares of common stock eligible to vote at the annual meeting, 27,177,087 shares were represented in person or by proxy, representing approximately 92.3% of the outstanding shares. At the meeting, the common stockholders elected Messrs. Barry Finn, William Kane, and John Ladowicz as directors to serve three-year terms until 2017, and approved each of the four additional proposals listed below. Further detail on each of the matters voted on by the common stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of common stockholders during the annual meeting are as follows:

1)             Election of three members of the board of directors representing the common stockholders to serve a three-year term expiring 2017:

Name	Votes For	Votes Withheld	Broker Non-Votes
Barry Finn	19,903,758	1,285,194	5,988,135
William Kane	20,267,241	921,711	5,988,135
John Ladowicz	20,252,081	936,871	5,988,135

2)             Recommendation in a non-binding, advisory vote, on the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,289,685	526,729	372,538	5,988,135

3)             Recommendation in a non-binding, advisory vote, on the 2014 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,277,189	734,507	177,256	5,988,135

4)             Ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,778,077	295,034	103,976	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer